Exhibit 11

              COMPUTATION OF NET EARNINGS PER COMMON SHARE





                             Three Months Ended       Six Months Ended
                                  June 30,               June 30,
                            --------------------    --------------------
                              1998        1997        1998        1997
                            --------    --------    --------    --------
EARNINGS
--------

Earnings from
Continuing Operations       $2,682,915  $1,822,687  $5,122,832  $3,133,677
Loss from
Discontinued Operations             --     (16,548)         --    (222,656)
                            ----------  ----------  ----------  ----------
   Net Earnings             $2,682,915  $1,806,139  $5,122,832  $2,911,021
                            ==========  ==========  ==========  ==========

SHARES
------

Weighted Average Number of
Common Shares Outstanding    4,860,132   4,806,737   4,848,075   4,797,847
(See Note)
Additional Shares Assuming
Conversion of Stock Options    267,026      75,463     240,385      77,036
                            ----------  ----------  ----------  ----------
Weighted Average Common
Shares Outstanding
and Equivalents              5,127,158   4,882,200   5,088,460   4,874,883
                            ==========  ==========  ==========  ==========

Basic Earnings Per Share:
 Earnings from
 Continuing Operations      $      .55  $      .38  $     1.06  $      .65
 Loss from
 Discontinued Operations            --          --          --        (.04)
                            ----------  ----------  ----------  ----------
   Net Earnings             $      .55  $      .38  $     1.06  $      .61
                            ==========  ==========  ==========  ==========

Diluted Earnings Per Share:
 Earnings from
 Continuing Operations      $      .52  $      .37  $     1.01  $      .64
 Loss from
 Discontinued Operations            --          --          --        (.04)
                            ----------  ----------  ----------  ----------
   Net Earnings             $      .52  $      .37  $     1.01  $      .60
                            ==========  ==========  ==========  ==========


Note: All activity during the year has been adjusted for the number of days in the year that the shares were outstanding.

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